UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 23, 2012

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 23, 2012, Royal Hawaiian Macadamia Nut, Inc. (“Royal”), a wholly-owned subsidiary of ML Macadamia Orchards, L.P., entered into a non-exclusive Co-Packing Agreement (the “Agreement”) with Ocean Direct, LLC, dba American Bounty, a California limited liability company (“American”), under which American will manufacture macadamia nut crunch products to Royal’s specifications upon the issuance of purchase orders by Royal.  The Agreement is for a term of one year with automatic renewals for successive one year terms and may be terminated by either party upon 180 days advance notice.  Royal intends to have American manufacture macadamia nut crunch products for it and then market such products in the U.S. mainland and Hawaii under the brand name “Royal Hawaiian Orchards.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: July 26, 2012
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer